                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) (No. 333-111722) and related Prospectus of Interactive Systems Worldwide, Inc. for the registration of 2,136,067 shares of its common stock and to the incorporation by reference therein of our report dated November 7, 2003, with respect to the consolidated financial statements of Interactive Systems Worldwide, Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2003, filed with the Securities and Exchange Commission.

Eisner LLP

New York, New York
February 19, 2004